Exhibit 99.5

Unaudited pro forma condensed combined financial statements

The unaudited pro forma condensed combined financial statements set forth below are based on and have been derived from the historical annual and interim financial statements of KLX Energy Services Holdings, Inc. (“KLX Energy Services” or the “Company”) and Motley Services, LLC (“Motley”), including our unaudited condensed balance sheet as of July 31, 2018, our unaudited condensed statements of earnings (loss) for the six months ended July 31, 2018 and 2017, our audited statement of earnings (loss) for our fiscal year ended January 31, 2018, Motley’s unaudited condensed balance sheet as of June 30, 2018, Motley’s unaudited condensed statements of operations for the six months ended June 30, 2018 and 2017 and Motley’s audited statement of operations for its fiscal year ended December 31, 2017. Our historical financial statements include allocations of certain expenses from KLX Inc. (“KLX”), including expenses for costs related to functions such as treasury, tax, accounting, legal, internal audit, human resources, public and investor relations, general management, shared information technology systems, corporate governance activities and centrally managed employee benefit arrangements. These costs may not be representative of the future costs we will incur as an independent, publicly-traded company and do not include certain additional costs we expect to incur as an independent, publicly-traded company.

Our fiscal year ends on January 31 of each year while Motley’s fiscal year ends on December 31 of each year. The difference in fiscal periods for KLX Energy Services and Motley is considered to be immaterial. Accordingly, the unaudited pro forma condensed combined financial statements for each period are presented on the basis of KLX Energy Services’ fiscal year and combine the historical results of the fiscal and interim periods of KLX Energy Services and Motley with no related adjustments.

The unaudited pro forma condensed combined balance sheet gives effect to the spin-off of KLX Energy Services from KLX (the “Spin-Off”), the debt financing and the acquisition of Motley by the Company (the “Acquisition”) as if each had occurred on July 31, 2018. The unaudited pro forma condensed combined statements of earnings (loss) for the six months ended July 31, 2018 and July 31, 2017, the fiscal year ended January 31, 2018 and the twelve months ended July 31, 2018 give effect to the Spin-Off, the debt financing and the Acquisition as if each had occurred on February 1, 2017. In management’s opinion, the unaudited pro forma condensed combined financial statements reflect adjustments that are both necessary to present fairly the unaudited pro forma condensed combined statements of earnings and the unaudited pro forma condensed combined financial position of our business as of and for the periods indicated, and the pro forma adjustments are based on currently available information and assumptions we believe are reasonable, factually supportable, directly attributable to our separation from KLX and acquisition of Motley and, for purposes of the pro forma condensed combined statements of earnings (loss), are expected to have a continuing impact on us.

The unaudited pro forma condensed combined financial statements are for illustrative and informational purposes only and are not intended to represent what our results from operations or financial position would have been had the Spin-Off, the debt financing and the Acquisition occurred on the dates indicated. The unaudited pro forma condensed combined financial statements also should not be considered indicative of our future results of operations or financial position.

The following unaudited pro forma condensed combined statements of earnings and unaudited pro forma condensed combined balance sheet give pro forma effect to the following:

•                  the contribution by KLX of its energy services business to us, as a result of which we now own, directly or indirectly, the operations comprising and the entities that comprise KLX Energy Services, including all liabilities of such business at the Spin-Off distribution date;

•                  the distribution of our common stock to KLX stockholders at a 0.4 to 1.0 distribution ratio;

•                  a $50 million capital contribution by KLX to KLX Energy Services;

•                  our acquisition of Motley on the terms provided for in the Unit Purchase Agreement; and

•                  the debt financing and the use of proceeds therefrom.

The unaudited Acquisition pro forma adjustments reflect adjustments related to:

•                  changes in cash on hand provided in connection with the debt financing;

•                  changes in indebtedness incurred in connection with the debt financing, and resulting from the indebtedness of Motley to be repaid by the Sellers on the closing of, and not assumed by KLX Energy Services in, the Acquisition;

•                  transaction fees and debt issuance costs incurred in connection with the debt financing;

•                  changes in interest expense resulting from the debt financing, including amortization of estimated debt issuance costs, and resulting interest expense not incurred on the indebtedness of Motley not assumed by KLX Energy Services in the Acquisition;

•                  goodwill recorded due to a preliminary purchase price allocation related to the Acquisition; and

•                  the equity impact of eliminating historical balances and issuing stock in conjunction with the Acquisition.

As a stand-alone public company, we will incur additional recurring costs. We expect recurring annual costs to be approximately $8.0 million higher than the expenses historically allocated to us from KLX, reflecting 100% allocation of dedicated corporate resources and the higher expected revenues.

The significant assumptions involved in determining our estimates of recurring costs of being a stand-alone public company include:

•                  costs to perform financial reporting, tax, regulatory compliance, corporate governance, audit, Sarbanes-Oxley Act compliance, treasury, legal, internal audit and investor relations activities;

•                  compensation and benefits reflecting 100% allocation of dedicated corporate level executive positions such as CEO, CFO and the Board of Directors; and

•                  the type and level of other costs expected to be incurred.

No pro forma adjustments have been made to our financial statements to reflect the additional costs and expenses described above because they are projected amounts based on judgmental estimates and would not be factually supportable.

We currently estimate that we will incur the following non-recurring expenses that we will incur during our fiscal year ended January 31, 2019: (1) $3.8 million of costs and expenses allocated by our former parent during the first quarter associated with its strategic alternatives review; (2) $8.8 million of costs and expenses allocated by our former parent during the second and third quarters associated with the Spin-Off; (3) $10.7 million of non-cash compensation expense recorded during the third quarter associated with the acceleration of unvested shares of KLX Inc. common stock held by KLX Energy Services employees related to the sale of KLX to Boeing; and (4) approximately $3.0 to $5.0 million of costs and expenses to be incurred during the third and fourth quarters associated with our transition to being a stand-alone public company. We have not adjusted the accompanying unaudited pro forma condensed combined statements of earnings (loss) for these estimated expenses as they are not expected to have an ongoing impact on our operating results. We anticipate that substantially all of these expenses will be incurred within 6 to 12 months of the Spin-Off distribution date. These expenses primarily relate to the following:

•                  accounting, tax and other professional costs pertaining to our separation and establishment as a stand-alone public company; and

•                  costs to establish separate information systems.

Due to the scope and complexity of these activities, the amount of these costs could increase or decrease materially, and the timing of incurrence could change.

KLX Energy Services Holdings, Inc.

Unaudited pro forma condensed combined balance sheet

As of July 31, 2018

(In millions)

	Historical— KLX Energy Services Holdings, Inc.	Historical— Motley Services, LLC	Spin-off pro forma adjustments	Note	Acquisition pro forma adjustments	Note	Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$—	$1.6	$50.0	(1)	$103.8	(2)	$155.4
Accounts receivable	84.7	23.3	—		—		108.0
Inventories	11.5	—	—		—		11.5
Other current assets	3.2	1.7	—		—		4.9
Total current assets	99.4	26.6	50.0		103.8		279.8
Property and equipment	195.5	61.4	—		—		256.9
Intangible assets	2.7	—	—		68.1	(3)	70.8
Other assets	7.9	—	—		—		7.9
	$305.5	$88.0	$50.0		$171.9		$615.4
LIABILITIES AND PARENT COMPANY EQUITY
Current liabilities:
Accounts payable	$34.4	$5.1	$—		$—		$39.5
Accrued liabilities	15.1	2.8	—		—		17.9
Current portion—long-term debt	—	7.8	—		(7.8)	(4)	—
Total current liabilities	49.5	15.7	—		(7.8)		57.4
Other non-current liabilities	1.1	—	—		—		1.1
Long-term debt	—	30.8	—		212.2	(4)	243.0
Equity:
Common stock	—	—	0.2	(5)	—		0.2
Additional paid-in capital	—	—	304.7	(5)	9.0	(6)	313.7
Parent company investment	254.9	41.5	(254.9)	(5)	(41.5)	(6)	—
Total Parent company equity	254.9	41.5	50.0		(32.5)		313.9
	$305.5	$88.0	$50.0		$171.9		$615.4

See accompanying notes to unaudited pro forma condensed combined financial statements.

KLX Energy Services Holdings, Inc.

Unaudited pro forma condensed combined statement of earnings (loss)

For the six months ended July 31, 2018

(In millions)

	Historical— KLX Energy Services Holdings, Inc.	Historical— Motley Services, LLC	Spin-off pro forma adjustments	Note	Acquisition pro forma adjustments	Note	Pro forma
Service revenues	$228.2	$58.6	$—		$—		$286.8
Cost of sales	167.7	40.7	—		—		208.4
Selling, general and administrative	39.7	3.2	(5.7)	(7)	—		37.2
Research and development costs	1.3	—	—		—		1.3
Operating earnings	19.5	14.7	5.7	(7)	—		39.9
Interest expense	—	1.7	—		11.3	(8)	13.0
Earnings before income taxes	19.5	13.0	5.7		(11.3)		26.9
Income tax expense	0.1	—	—	(7)	—		0.1
Net earnings (loss)	$19.4	$13.0	$5.7		$(11.3)		$26.8

See accompanying notes to unaudited pro forma condensed combined financial statements.

KLX Energy Services Holdings, Inc.

Unaudited pro forma condensed combined statement of earnings (loss)

For the fiscal year ended January 31, 2018

(In millions)

	Historical— KLX Energy Services Holdings, Inc.	Historical— Motley Services, LLC	Spin-off pro forma adjustments	Note	Acquisition pro forma adjustments	Note	Pro forma
Service revenues	$320.5	$62.5	$—		$—		$383.0
Cost of sales	269.1	49.7	—		—		318.8
Selling, general and administrative	73.4	4.0	(0.4)	(7)	—		77.0
Research and development costs	2.0	—	—		—		2.0
Operating earnings	(24.0)	8.8	0.4	(7)	—		(14.8)
Interest expense	—	1.7	—		24.3	(8)	26.0
Earnings before income taxes	(24.0)	7.1	0.4		(24.3)		(40.8)
Income tax expense	0.1	—	—	(7)	—		0.1
Net earnings (loss)	$(24.1)	$7.1	$0.4		$(24.3)		$(40.9)

See accompanying notes to unaudited pro forma condensed combined financial statements.

KLX Energy Services Holdings, Inc.

Unaudited pro forma condensed combined statement of earnings

For the six months ended July 31, 2017

(In millions)

	Historical— KLX Energy Services Holdings, Inc.	Historical— Motley Services, LLC	Spin-off pro forma adjustments	Acquisition pro forma adjustments	Note	Pro forma
Service revenues	$137.0	$22.1	$—	$—		$159.1
Cost of sales	119.6	18.0	—	—		137.6
Selling, general and administrative	34.8	1.8	—	—		36.6
Research and development costs	0.8	—	—	—		0.8
Operating earnings	(18.2)	2.3	—	—		(15.9)
Interest expense	—	0.6	—	12.4	(8)	13.0
Earnings before income taxes	(18.2)	1.7	—	(12.4)		(28.9)
Income tax expense	0.1	—	—	—		0.1
Net earnings	$(18.3)	$1.7	$—	$(12.4)		$(29.0)

See accompanying notes to unaudited pro forma condensed combined financial statements.

KLX Energy Services Holdings, Inc.

Unaudited pro forma condensed combined statement of earnings (loss)

For the twelve months ended July 31, 2018

(In millions)

	Historical— KLX Energy Services Holdings, Inc.	Historical— Motley Services, LLC	Spin-off pro forma adjustments	Note	Acquisition pro forma adjustments	Note	Pro forma
Service revenues	$411.7	$99.0	$—		$—		$510.7
Cost of sales	317.2	72.4	—		—		389.6
Selling, general and administrative	78.3	5.4	(6.1)	(7)	—		77.6
Research and development costs	2.5	—	—		—		2.5
Operating earnings	13.7	21.2	6.1	(7)	—		41.0
Interest expense	—	2.8	—		23.2	(8)	26.0
Earnings before income taxes	13.7	18.4	6.1		(23.2)		15.0
Income tax expense	0.1	—	—	(7)	—		0.1
Net earnings (loss)	$13.6	$18.4	$6.1		$(23.2)		$14.9

See accompanying notes to unaudited pro forma condensed combined financial statements.

KLX Energy Services Holdings, Inc.

Notes to unaudited pro forma condensed combined financial statements

Note 1—Basis of presentation

In management’s opinion, the unaudited pro forma condensed combined financial statements reflect adjustments that are both necessary to present fairly the unaudited pro forma condensed combined statements of earnings and the unaudited pro forma condensed combined financial position of our business as of and for the periods indicated, and the pro forma adjustments are based on currently available information and assumptions we believe are reasonable, factually supportable, directly attributable to our separation from KLX and acquisition of Motley and, for purposes of the statements of earnings (loss), are expected to have a continuing impact on us.

The business combination will be accounted for using the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer, the Company will estimate the fair value of Motley’s assets acquired and liabilities assumed.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Spin-Off and the Acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2—Transaction financing

The Company intends to complete the Motley acquisition by paying $139.2 million in cash consideration and $9 million in common stock consideration for aggregate consideration of $148.2 million. Management intends to fund the cash consideration with the proceeds generated by a debt financing. The equity consideration would consist of 278,811 shares of KLX Energy Services common stock if issued based on the closing share price of $32.28 as of October 19, 2018.

Note 3—Preliminary purchase price allocation

The Company has performed a preliminary purchase price allocation for the Motley acquisition, subject to working capital and certain other closing adjustments. The following table summarizes the allocation of the preliminary purchase price as of July 31, 2018 (in millions):

Cash and cash equivalents	$1.6
Accounts receivable	23.3
Other current assets	1.7
Property and equipment, net	61.4
Accounts payable	(5.1)
Accrued liabilities	(2.8)
Total identifiable net assets	$80.1
Goodwill and identifiable intangible assets	68.1
Total net assets	$148.2

The preliminary purchase price allocation, based on management’s preliminary estimate using Motley’s historical balance sheet as of July 31, 2018, has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statements of earnings (loss). The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in identifiable net assets, (2) changes in allocations to intangible assets such as customer relationships and covenants not to compete, as well as goodwill, (3) changes in fair values of property, plant and equipment and (4) other changes to assets and liabilities.

Note 4—Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro form condensed combined financial information:

(1)   Reflects the capital contribution from KLX of $50 million as part of the Spin-Off.

(2)   The adjustment to cash reflects the $250 million debt financing net of debt issuance costs of $7.0 million. The net change in cash also reflects the payment to Motley of $139.2 million.

(3)   Reflects an adjustment to record goodwill associated with the acquisition of $68.1 million as presented in Note 3.

(4)   Reflects the elimination of the current and long-term portion of Motley’s historical debt and capital leases not assumed in the acquisition and the $250 million debt financing, offset by debt issuance costs of $7.0 million.

(5)   The adjustment to common stock, additional-paid-in capital and parent company investment represents: (a) the elimination of approximately $254.9 million of parent company investment; (b) the $50 million capital contribution from KLX; and (c) the establishment of our capital structure. KLX Energy Services had 20.1 million common shares outstanding at September 14, 2018 issued at a par value of $0.01 per share.

(6)   Represents the elimination of the historical equity of Motley ($41.5 million) in connection with the Acquisition, offset by the issuance of $9.0 million of common shares of KLX Energy Services common stock in connection with the acquisition.

(7)   Reflects the elimination of non-recurring separation costs related to the review of strategic alternatives and the spin-off of KLX Energy Services to KLX stockholders that were incurred of $5.7 million, $0.4 million and $6.1 million for the six months ended July 31, 2018, the fiscal year ended January 31, 2018 and the twelve months ended July 31, 2018, respectively. These costs were primarily for legal, tax and accounting fees and other related expenses.

(8)   The adjustment to interest expense for the six months ended July 31, 2018 and 2017 and the fiscal year ended January 31, 2018 to give effect to the $250 million debt financing and the extinguishment of Motley’s historical debt in connection with the Acquisition is presented below:

	Six months ended		Year ended
	July 31,	July 31,	January 31,
	2017	2018	2018
	($ in millions)
Interest on $250 million of debt financing	$12.5	$12.5	$25.0
Amortization of debt issuance costs	0.5	0.5	1.0
Less: Historical interest expense related to debt not assumed in the Acquisition	(0.6)	(1.7)	(1.7)
Total pro forma adjustments to interest expense	$12.4	11.3	$24.3

For each 0.25 basis point change in the interest rate of the debt financing, our annual interest expense will change by $0.6 million.